                            SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                          Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement    [_]  Confidential, for Use of the Commission
                                         Only (As Permitted by Rule 14A-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                       Henderson Citizens Bancshares, Inc.
       ------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                       Henderson Citizens Bancshares, Inc.
       ------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:

                       HENDERSON CITIZENS BANCSHARES, INC.

                              201 West Main Street
                                  P.O. Box 1009
                           Henderson, Texas 75653-1009

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on April 9, 2002

To the shareholders of Henderson Citizens Bancshares, Inc.:

         The annual meeting (the "Meeting") of shareholders of Henderson Citizens Bancshares, Inc. (the "Company") will be held on Tuesday, April 9, 2002, at 10:00 a.m., local time, in the offices of Citizens National Bank (the "Bank") at 201 West Main Street, Henderson, Texas for the following purposes:

                  1. To elect thirteen persons to the Company's Board of Directors; and

                  2. To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

         Information regarding the matters to be acted upon at the Meeting is contained in the proxy statement enclosed with this notice.

         The Board of Directors of the Company has fixed the close of business on March 1, 2002 as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the Meeting. Only shareholders of the Company of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting.

         You are cordially invited to attend the Meeting. WHETHER YOU EXPECT TO ATTEND THE MEETING IN PERSON, HOWEVER, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND MAIL THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE MEETING AND SHOULD REQUEST SUCH RETURN. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Milton S. McGee, Jr.

March 27, 2002                              Milton S. McGee, Jr.
                                            President

                       HENDERSON CITIZENS BANCSHARES, INC.

                              201 West Main Street
                                  P.O. Box 1009
                             Henderson, Texas 75653

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 9, 2002

         This proxy statement has been prepared for the solicitation of proxies by the Board of Directors of Henderson Citizens Bancshares, Inc. (the "Company") for use at the annual meeting (the "Meeting") of shareholders of the Company, to be held at 10:00 a.m. local time at the main offices of Citizens National Bank (the "Bank"), 201 West Main Street, Henderson, Texas 75652 on April 9, 2002 and at any adjournment(s) or postponement(s) thereof. This proxy statement, together with the accompanying proxy, were first mailed to shareholders on or about March 29, 2002.

         Any proxy submitted in connection with the Meeting may be revoked for any reason prior to the voting of the proxy by filing with the Secretary of the Company at its offices located at the above address a duly executed proxy bearing a later date or a written revocation. Any shareholder may attend the Meeting and vote his shares owned of record as of the close of business on March 1, 2002 (the "Record Date"), whether or not a proxy has been executed.

         The Company will pay the cost of preparing, printing, assembling and mailing this proxy statement and all other costs of the proxy solicitation. Certain of the Company's employees may solicit the submission of proxies in person, or by mail, telephone or telegram, but no additional remuneration will be paid by the Company for such solicitation. Such persons will, however, be reimbursed for out-of-pocket expenses.

         Properly executed proxies received by the Company's Secretary prior to or at the Meeting and not revoked will be voted as instructed thereon, or in the absence of such instruction, will be voted as follows: (1) to elect to Company's Board of Directors the thirteen persons who have been nominated by the Board, and (2) in accordance with the best judgment of the persons acting pursuant to the enclosed proxy with respect to any other matters that may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting.

                        RECORD DATE AND VOTING SECURITES

         The Board of Directors has fixed the close of business on March 1, 2002, as the Record Date for the Meeting. Only shareholders of record on the Record Date are entitled to notice of and to vote at the Meeting. The stock transfer books of the Company will not be closed on the Record Date. On the Record Date, there were outstanding and entitled to be voted 1,994,218 shares of the common stock of the Company, par value $5.00 per share (the "Company Stock").

                                QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Company Stock entitled to vote at the Meeting or any adjournments thereof is necessary to constitute a quorum to convene the Meeting and to transact business. Except as described in the following sentences, each share of Company Stock owned on the Record Date is entitled to one vote on each matter presented at the Meeting. The Company's shareholders may have cumulative voting rights in the election of directors. Cumulative voting, however, will only be provided to shareholders of the Company if at least one shareholder provides written notice of his or her intention to cumulate votes to the Secretary of the Company on or before the day preceding the election of the directors at the Meeting, in which event all shareholders will be entitled to vote cumulatively. Consequently, if cumulative voting is in effect, shareholders may cumulate their votes by giving one candidate as many votes as the number of directors to be elected multiplied by their total number of shares, or by distributing such votes on the same principle among any number of such candidates. Directors will be elected by a plurality of the votes cast at the Meeting.

        OWNERSHIP OF SECURITIES BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Principal Shareholders
----------------------

         At March 1, 2002, the Company had 396 shareholders of record. The following table sets forth information concerning the securities of the Company owned beneficially at such time by each person, group or entity known by management of the Company to own beneficially more than 5% of the shares of any class of such securities.

           AMOUNT AND NATURE
       OF BENEFICIAL OWNERSHIP / PERCENT OF CLASS
       OF HENDERSON CITIZENS BANCSHARES INC. COMMON STOCK

       Name and Address of                       Number and Percent of Shares
       Beneficial Owner                            Owned of Company Stock/(1)/
       ----------------                            --------------------------

       Landon Alford                                  140,228/7.03%/(2)/
       P. O. Box 67
       Henderson, TX 75653

       John R. Alford, Jr.                            165,040/8.28%
       8100 Hickory Creek Drive
       Austin, TX 78735

       Stayton M. Bonner, Jr.                         154,026/7.72%/(3)/
       P. O. Box 1833
       Henderson, TX 75653

       Michael Kangerga                               132,978/6.67%
       102 1/2 E. Main Street
       Henderson, TX 75652

       Ella Langdon Alford Trust                      161,016/8.07%
       P. O. Box 10
       Brixey, MO 65618

       Citizens National Bank                         132,840/6.66%/(4)/
       and Stayton M. Bonner, Trustees
       P. O. Box 1009
       Henderson, TX 75653

/(1)/ Unless otherwise indicated, all shares listed are held of record by the individual indicated with sole power to vote and to dispose of such shares. Percentages are based on 1,994,218 shares outstanding.

/(2)/ Includes 2,000 shares owned by Mr. Alford's wife, Phyllis P. Alford.

/(3)/ Includes 18,102 shares owned by Odyssey Partners LTD. for which Mr. Bonner has voting authority. Also included are 44,280 shares held in trust for Mr. Bonner as a co-beneficiary and co-trustee of the R.F. Shaw, S.M.B., Jr. Living Trust. Mr. Bonner is also co-trustee with the Bank on two other trusts of which he is not a beneficiary, which trusts own an aggregate of 88,560 shares. The shares held in all three of these trusts (the "Shaw Trusts") are voted solely by Mr. Bonner. Therefore, the 132,840 shares held in the three Shaw trusts are included in the total shares beneficially owned by Mr. Bonner.

/(4)/ The shares are held in three trusts for the benefit of various individuals. Stayton M. Bonner, Jr., a director of the Bank and the Company, is a beneficiary and co-trustee with the Bank of one of the trusts, which owns 44,280 shares, or 2.22% of Company Stock. In addition, it appears that Mr. Bonner is also co-trustee with the Bank (but not a beneficiary) of two such trusts, which own an aggregate of 88,560 shares, or 4.44%, of the Company Stock. The shares held in all three trusts are voted solely by Mr. Bonner.

Management
----------

         The following table sets forth the number of shares of the Company Stock beneficially owned (i) by each director of the Company and (ii) by the directors and executive officers of the Company as a group as of March 1, 2002.

                                                                 Number and Percent of Shares
         Name                                                      Owned of Company Stock/(1)/
         ----                                                      ----------------------
         Landon Alford                                               140,228/7.03%/(2)/

         David Alford                                                  8,932/0.45%

         R. M. Ballenger                                                 800/0.04%

         Stayton M. Bonner, Jr.                                      154,026/7.72%/(3)/

         David J. Burks                                                9,775/0.49%

         Billy Crawford                                                1,000/0.05%

         Sheila Gresham                                                6,120/0.31%

         James M. Kangerga                                             9,188/0.46%

         J. Mark Mann                                                  5,710/0.29%/(4)/

         Milton S. McGee, Jr.                                          9,486/0.48%/(5)/

         Charles H. Richardson                                        24,160/1.21%/(6)/

         Tony Wooster                                                  1,800/0.09%/(7)/

         William E. Wylie                                             12,000/0.60%/(8)/

         Directors and executive officers of the Company             385,325/19.32%/(9)/
         as a group (17 Persons)

/(1)/ Unless otherwise indicated, all shares listed are held of record by the individual indicated with the sole power to vote and dispose of such shares. Percentages are based on 1,994,218 shares outstanding.

/(2)/    Includes 2,000 shares owned by Mr. Alford's wife, Phyllis P. Alford.

/(3)/ Includes 18,102 shares owned by Odyssey Partners LTD for which Mr. Bonner has sole voting authority. Also included are 44,280 shares held in trust for Mr. Bonner as a co-beneficiary and co-trustee of the R.F. Shaw, S.M.B., Jr. Living Trust. Mr. Bonner is also co-trustee with the Bank on two other trusts of which he is not a beneficiary, which trusts own an aggregate of 88,560 shares. The shares held in all three of these trusts (the "Shaw Trusts") are voted solely by Mr. Bonner. Therefore, the 132,840 shares held in the three Shaw trusts are included in the total shares beneficially owned by Mr. Bonner.

/(4)/    Shares are held jointly by Mr. Mann and his wife, Debra Mann.

/(5)/    Shares are held jointly by Mr. McGee and his wife, Sharla McGee.

/(6)/ Includes 2,160 shares held jointly by Mr. Richardson and his wife, Ruebe Gene Shaw Richardson.

/(7)/    Shares are held jointly by Mr. Wooster and his wife, Sue Wooster

/(8)/ Includes 3,800 shares owned by Mr. Wylie's wife, Susan J. Wylie. Includes 3,000 shares controlled by Mr. Wylie as trustee of the Laura Wylie Trust.

/(9)/ Any discrepancy between the actual total of the percentages and the stated total percentage is due to rounding.

                             NOMINEES FOR DIRECTORS

         The Company's Board of Directors is responsible for, among other things, determining corporate policy, appointing the President and other senior officers and declaring dividends. The Company's Bylaws provide that the Board of Directors shall consist of not less than 1 nor more than 25 directors as fixed from time to time by the Board of Directors. The Board of Directors has set the number of directors at 13.

         Directors elected will serve until the next annual meeting of shareholders, or until their successors are elected and qualified. The persons named below are the Board of Directors' nominees for election as directors at the Meeting. If at the time of the Meeting any of the proposed nominees should be unable to serve as directors, a circumstance not now anticipated by the Board of Directors, the proxies will vote for such substitute nominees as may be nominated by the Board of Directors.

         The table below and the section entitled "Business Experience" provide information about each nominee based on data submitted by the nominee:

         Name (age)                              Positions held with Company
         ---------                               ---------------------------

         Landon Alford(66)                       Director and
                                                 Chairman of the Board

         David Alford(32)                        Director

         R.M. Ballenger(81)                      Director

         Stayton M. Bonner, Jr.(49)              Director

         David J. Burks(78)                      Director

         Billy Crawford(77)                      Director

         Sheila G1resham(47)                     Director

         James Michael Kangerga(49)              Director

         J. Mark Mann(46)                        Director

         Milton S. McGee, Jr.(52)                Director, President and
                                                 Chief Executive Officer

         Charles H. Richardson(80)               Director

         Tony Wooster(57)                        Director

         William E. Wylie(58)                    Director

         The following table sets forth information concerning the executive officers of the Company. Included in this table are the names, ages, and positions held by each person listed. Executive officers serve at the pleasure of the Board of Directors of the Company. The table below and the section entitled "Business Experience" contains information about the executive officers based on the data submitted by the executive officer:

             Name (age)                           Positions held with Company
             ----------                           ---------------------------

             Kenneth R. Black (55)                Vice President

             Milton S. McGee, Jr. (52)            Director, President and Chief
                                                  Executive Officer

             Nelwyn Richardson (52)               Secretary

             Jeff Scribner (45)                   Vice President

             Rebecca G. Tanner (46)               Vice President, Treasurer,
                                                  Chief Financial Officer, and
                                                  Chief Accounting Officer

Business Experience
-------------------

         David Alford has served as a director of the Company since November 1999. Mr. Alford has served as a director of the Bank since November 1999 and has served on several committees of the Bank since 1999. Mr. Alford also serves as a director of H.C.B. Inc., a Texas corporation ("HCB") and an affiliate of the Company. Mr. Alford has been employed with Alford Investments since 1991.

         Landon Alford has served as a director of the Company since November 1990 and as a director of the Bank since 1958. Mr. Alford became the Chairman of the Board of Directors of both the Company and the Bank during July 1992. Mr. Alford has served on various Board of Directors' committees at the Bank since 1958. Mr. Alford is also Chairman of the Board of HCB. Mr. Alford has been Managing Partner of Alford Investments since September 1959.

         R. M. (Max) Ballenger has served as a director of the Company since November 1990. Mr. Ballenger has served as a director of the Bank since 1980 and has served on several committees of the Bank since 1980. Mr. Ballenger also serves as a director of HCB. Mr. Ballenger has been the owner of Max Ballenger Real Estate & Lease Brokerage for over 25 years.

         Kenneth Black has served as Vice President of the Company since 1999. Mr. Black has served as Senior Vice President of the Bank since January 1999 and as Vice President since September 1994.

         Stayton M. Bonner, Jr. has served as director of the Company since November 1990 and as a director of the Bank since February 1984. Mr. Bonner has served on various Board of Directors' committees at the Bank since February 1984. Mr. Bonner also serves as a director of HCB. Mr. Bonner has practiced law since September 1977, has served as a consultant for Odyssey Management since June 1986 and has acted as Foundation Manager for the R.F. and Jessie Shaw Foundation, Inc. since January 1988.

         David J. Burks has served as a director of the Company since November 1990 and as a director of the Bank since 1980. He has served on several of the Board of Directors' committees at the Bank since 1980. Mr. Burks also serves as a director of HCB. Mr. Burks served as President of Burks Tires, Inc. from 1971 until his retirement in 1995.

         Billy Crawford has served as a director of the Company since November 1990 and as a director of the Bank since February 1974. He has served on several of the Bank Board of Directors' committees since February 1974. Mr. Crawford also serves as a director of HCB. Mr. Crawford is a retired funeral director.

         Sheila Gresham has served as a director of the Company and the Bank, since February 1993. Ms. Gresham is currently serving on various committees of the Board of Directors of the Bank. Ms. Gresham also serves as a director of HCB. Ms. Gresham has been a partner of SSS Investments from January 2000 to the present. Ms. Gresham served as President of Smith Chevrolet Company from November 1998 to January 2000 and she served as President of Smith Chevrolet-Oldsmobile-Cadillac Company from August 1993 until November 1998. Prior to that, Ms. Gresham served as President of Smith Chevrolet Company from February 1980 until August 1993.

         James M. Kangerga has served as a director of the Company since November 1990 and as a director of the Bank since March 1989. He has served on numerous committees of the Bank Board of Directors since March 1989. Mr. Kangerga also serves as a director of HCB. Mr. Kangerga has been a real estate broker for Century 21 Heritage Realty since 1983. He has performed bookkeeping functions for Michael Kangerga and M. Kangerga & Bro. since 1983.

         J. Mark Mann has served as a director of the Company and the Bank since January 1992. Mr. Mann has served on various committees of the Board of Directors of the Bank since his election to the Board of Directors. Mr. Mann also serves as a director of HCB. He has been a partner with the law firm of Wellborn, Houston, Adkison, Mann, Sadler, and Hill since 1981.

         Milton S. McGee, Jr. has served as President, Chief Executive Officer and a director of the Company since November 1990. In addition, Mr. McGee has served as President, Chief Executive Officer and director of the Bank since April 1990. He has served on various Committees of the Board of Directors of the Bank since 1990. Mr. McGee also serves as the sole director of the Delaware BHC and he has served in such position since February 1991. He also has served in the following capacities: Chairman of the Board and Chief Executive Officer of Kilgore Federal Savings & Loan Association from November 1989 to March 1990; President and Chief Executive Officer of NCNB Texas in Henderson, Texas from July 1986 to November 1989; and President and Chief Executive Officer of Republic Bank Brownwood from August 1983 to July 1986. Mr. McGee also has served as President, Chief Executive Officer and director of HCB since April 1990.

         Charles H. Richardson has served as a director of the Company since November 1990 and as a director of the Bank since 1962. He has served on several committees of the Board of Directors of the Bank since 1962. Mr. Richardson also serves as a director of HCB. Prior to his retirement, Mr. Richardson was a professor at Kilgore College.

         Nelwyn Richardson has served as Secretary of the Company since 1990. Ms. Richardson has served as Senior Vice President of the Bank since 1995 and as Vice President since 1979. She has served on the Investment Committee since 1986. Ms. Richardson is also an officer of HCB.

         Jeff Scribner has served as Vice President of the Company since 1999. Mr. Scribner has served as Senior Vice President of the Bank since 1999 and as Vice President since 1995. Prior to that, Mr. Scribner served as Vice President for NationsBank in Dallas for approximately three years. Mr. Scribner has served on the Trust Committee since 1995.

         Rebecca G. Tanner has served as Chief Accounting Officer of the Company since 1990. Since December 1999, she has also served as Vice President, Treasurer and Chief Financial Officer of the Company. Ms. Tanner has served as Vice President and Controller of the Bank since September 1991. Ms. Tanner is also an officer of HCB.

         Tony Wooster has served as a director of the Company and the Bank since February 1993. He is currently serving on various committees of the Board of Directors of the Bank. Mr. Wooster also serves as a director of HCB. Mr. Wooster is past President of the Henderson Economic Development Corporation and previously served as the Mayor of the City of Henderson from 1990 through 1992. Prior to 1990, Mr. Wooster was manager of Morris Furniture Company.

         William E. Wylie has served as a director of the Company since November 1999 and as a director of the Bank since 1999. Mr. Wylie is an estate and probate attorney in Tyler, Texas. Mr. Wylie has been a member of various Board of Directors' committees at the Bank since 1999. Mr. Wylie also serves as a director of HCB.

Family Relationships
--------------------

         Charles Richardson, a director of the Company, HCB, and the Bank, is the uncle of Stayton M. Bonner, Jr., who is also a director of the Company, HCB, and the Bank. David Alford, a director of the Company, HCB, and the Bank, is the son of Landon Alford, who is also a director of the Company, HCB, and the Bank. There are no other family relationships between the members of the Board of Directors or executive officers of the Company or the Bank.

                             EXECUTIVE COMPENSATION

         Executive officers of the Company receive no compensation from the Company, but are compensated for their services to the Company by the Bank by virtue of the positions they hold in the Bank. The total compensation for the periods indicated of the executive officers that received compensation in excess of $100,000 is set forth below.

                           Summary Compensation Table

                                                                Annual Compensation
                                   ------------------------------------------------------------------------------
                                                                                               All Other
Name and Principal Position                Year              Salary/(1)/        Bonus          Compensation/(2)/
-----------------------------------------------------------------------------------------------------------------

Milton S. McGee, Jr.
President and Chief Executive              2001                $232,800          $90,000           $27,216
Officer of the Company, the                2000                 222,396           86,600            32,907
Bank, and HCB                              1999                 185,820           93,570            27,558

-----------------------------------------------------------------------------------------------------------------

Jeff Scribner
Vice President of the Company,             2001                 104,480            9,000            14,323
Senior Vice President of the               2000                  94,920           18,500            13,717
Bank                                       1999                  76,536           18,756            12,010

-----------------------------------------------------------------------------------------------------------------

Kenneth R. Black
Vice President of the Company,             2001                 102,080           10,000            14,487
Senior Vice President of the               2000                  88,560           10,500            13,179
Bank                                       1999                  70,320           18,220            11,882

-----------------------------------------------------------------------------------------------------------------

Nelwyn Richardson
Secretary of the Company,                  2001                 102,080            7,000            13,075
Senior Vice President of the               2000                  94,200            7,000            12,162
Bank                                       1999                  76,992           19,332            11,651

-----------------------------------------------------------------------------------------------------------------

Terry Tyson
Senior Vice President of the               2001                 102,080            7,000            14,459
Bank                                       2000                  90,090            7,000            13,278
                                           1999                  72,936           18,656            12,265

-----------------------------------------------------------------------------------------------------------------

(1)      Includes directors' fees.

(2) Includes life insurance premiums paid on behalf of executive officers of the Company and contributions made by the Bank to the executive officer's account under the Bank's profit sharing plan.

         Certain officers of the Company, HCB and the Bank receive personal benefits in the form of club memberships, personal vacation and travel expenses. The value of such benefits does not exceed the lesser of $50,000 or 10% of the total compensation reported for any such person.

         During 1998, the Company established a Performance and Retention Plan (defined herein as the "PAR Plan") whereby certain employees are provided incentive compensation opportunities payable in cash. Awards are made at the discretion of the Compensation Committee of the Board of Directors, and generally provide for vesting over a period of five years.

         The value of potential future payouts, if any, under this PAR Plan are a function of the number of PAR units awarded to the individual and the Company's return on assets or net income after tax at the Bank during the performance period. A more detailed discussion of the PAR Plan is set forth herein. The following table sets forth awards granted under the PAR Plan to the executive officers that received compensation in excess of $100,000 during 2001, 2000 and 1999.

              Long-Term Incentive Plans-Awards in Last Fiscal Year

                                                              Performance
                                                                or Other              Estimated future
                                               Number of      Period until              payouts under
                                           Shares, Units or    Maturation        non-stock price-based plans
                                                                             -------------------------------------
Name of Individual          Year Granted     Other Rights       or Payout     Threshold    Target      Maximum
------------------------------------------------------------------------------------------------------------------
Milton S. McGee, Jr.            2001              675            1/1/03       $   -       $ 47,250   $ 81,000
Milton S. McGee, Jr.            2000              600            1/1/03           -         42,000     72,000
Milton S. McGee, Jr.            1999              540            1/1/03           -         43,200     64,800

Jeff Scribner                   2001              265            1/1/03           -         18,550     31,800
Jeff Scribner                   2000              210            1/1/03           -         14,700     25,200
Jeff Scribner                   1999              200            1/1/03           -         14,000     24,000

Kenneth R. Black                2001              280            1/1/03           -         19,600     33,600
Kenneth R. Black                2000              200            1/1/03           -         14,000     24,000
Kenneth R. Black                1999              185            1/1/03           -         12,950     22,200

Nelwyn Richardson               2001              225            1/1/03           -         15,750     27,000
Nelwyn Richardson               2000              210            1/1/03           -         14,700     25,200
Nelwyn Richardson               1999              200            1/1/03           -         14,000     24,000

Terry Tyson                     2001              250            1/1/03           -         17,500     30,000
Terry Tyson                     2000              210            1/1/03           -         14,700     25,200\
Terry Tyson                     1999              195            1/1/03           -         13,650     23,400

Director Compensation
---------------------

         All directors of the Company who are also directors of HCB and the Bank (except for the Chairman of the Board) are paid a total of $1,200 per month for attending all four Board of Directors' meetings (including committee meetings) and outside directors receive an additional $500 in December. The Chairman of the Board receives $2,400 per month for attending such meetings. The directors and officers of the Company, the Bank and HCB are elected for terms of one year.

Profit Sharing Plan
-------------------

         The Bank maintains a profit sharing plan pursuant to which each salaried employee of the Bank who is 18 years old or older is eligible for membership following completion of one year of service. The Board of Directors of the Bank determines the amount that the Bank will contribute to the profit sharing plan annually, in accordance with the profitability of the Bank for the particular year or for previous years. Contributions by the Bank are allocated to each member of the plan in the same proportion as the member's compensation bears to the total compensation of all members for that particular year. Contributions allocated to the account of a member vest partially on an annual basis beginning in the third year, with full vesting occurring after seven years of service. Members' accounts are fully vested in the event of normal retirement, death or total disability. The profit sharing plan is administered by the Bank. The Bank acts as trustee of the plan and invests the Bank's contributions in specified assets as determined by the Board of Directors of the Bank.

         The Bank expensed approximately $454,000 to the profit sharing plan in 2001, $410,000 in 2000, and $368,000 in 1999. The Bank's contributions during 2001, 2000, and 1999 to the account of executive officers that received compensation in excess of $100,000 are as follows. Such amounts are included under the column captioned "All Other Compensation" in the Summary Compensation Table.

             Name of Individual
             or Number in Group                Contributions of the Bank
             ------------------------------------------------------------------
                                         2001            2000          1999
                                    --------------  -------------  ------------

             Milton S. McGee, Jr.    $  18,782       $  25,335       $ 22,789
             Jeff Scribner              14,323          13,717         12,010
             Kenneth R. Black           14,487          13,179         11,882
             Nelwyn Richardson           9,418           8,725          8,284
             Terry Tyson                 9,387           8,350          7,877

Change in Control Agreement
---------------------------

         On June 12, 1995, the Company entered into a Change in Control Agreement (the "Severance Agreement") with Milton S. McGee, Jr., President of the Company ("McGee") as amended on December 16, 1998. The Severance Agreement is designed to provide certain benefits to McGee in the event there are changes in control of the Bank or the Company. Specifically, the Severance Agreement provides that upon a Triggering Termination (as defined in the Severance Agreement), McGee shall have the right to receive a cash lump sum payment equal to 299% of his average annual compensation paid by the Bank and the Company for the five (5) preceding calendar years, provided, however, that such payment is to be reduced to the extent that McGee would be subject to a tax pursuant to
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), as a result of "parachute payments" (as defined in the Code) made pursuant to the Severance Agreement or a deduction would not be allowed to the Company for all or any part of such payments by reason of Section 280G(a) of the Code. In addition, for a period of two years from the date of a Change in Control (as defined in the Severance Agreement), or eighteen months from the date of the Triggering Termination, if sooner (the "Benefits Period"), McGee shall continue to receive all health, dental, disability, accident and life insurance plans or arrangements made available by the Company or the Bank in which he or his dependents were participating immediately prior to the date of his termination as if he continued to be an employee of the Company and the Bank, to the extent that participation in any one or more of such plans and arrangements is possible under the terms thereof, provided that if McGee obtains employment with another employer during the Benefits Period, such coverage shall be provided only to the extent that the coverage exceeds the coverage of any substantially similar plans provided by his new employer.

         Under the terms of the Severance Agreement, a Triggering Termination would occur upon the termination of McGee's employment with the Company or the Bank on or after a Change in Control due to either: (i) his resignation for Good Reason (as defined in the Severance Agreement and described herein) or (ii) his involuntary termination by the Bank or the Company, provided that such involuntary termination (as defined in the Severance Agreement) was not a Termination for Cause (as defined in the Severance Agreement and defined herein).

         Under the terms of the Severance Agreement, a Change in Control means and is deemed to have occurred if and when (i) any entity, person or group of persons acting in concert, (other than the current members of the Board of Directors of the Company (the "Board") or any of their descendants) becomes beneficial owner of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company or any successor corporation; (ii) any entity, person or group of persons acting in concert, (other than the Company or the current members of the Board or any of their descendants) becomes beneficial owner of securities of the Bank representing more than fifty percent (50%) of the combined voting power of the Bank or any successor; (iii) the effective date of a merger or consolidation of the Company or the Bank with one or more other corporations or banks as a result of which the holders of the outstanding voting stock of the Company immediately prior to the merger hold less than fifty percent (50%) of the combined voting power of the surviving or resulting corporation or bank; or (iv) the effective date of a transfer of all or substantially all of the property of the Company or the Bank other than to an entity of which the Company or the Bank owns at least eighty percent (80%) of the combined voting power. Notwithstanding the foregoing, no Change in Control is deemed to have occurred for purposes of the Severance Agreement as a result of any transaction or series of transactions involving only the Company, the Bank, any affiliate (within the meaning of Section 23A of the Federal Reserve Act of 1913, as amended), or any of them, or any of their successors.

         Under the terms of the Severance Agreement, resignation for Good Reason means that McGee resigns from his position(s) with the Company or the Bank as a result of any of the following: (i) the assignment to McGee without his consent of any duties inconsistent with his positions, duties, responsibilities and status with the Bank or the Company as in effect immediately before a Change in Control or a detrimental change in his titles or offices as in effect immediately before a Change in Control, or any removal of McGee from or any failure to re-elect McGee to any of such positions, except in connection with the termination of his employment for Cause or as a result of his disability or death; (ii) a reduction of McGee's base salary or overall compensation (which includes benefits payable under any employee benefit plan, program or practice) without the prior written consent of McGee, which is not remedied within ten (10) calendar days after receipt by the Company of written notice from McGee of such reduction; (iii) a determination by McGee made in good faith that as a result of a Change in Control, he has been rendered unable to carry out, or has been hindered in the performance of, any of the authorities, powers, functions, responsibilities or duties attached to his position with the Company or the Bank immediately prior to the Change in Control, which situation is not remedied within thirty (30) calendar days after receipt by the Company of written notice from McGee of such determination; (iv) the Bank relocates its principal executive offices or requires McGee to have as his principal location of work any location which is in excess of thirty (30) miles from the current location of the Bank or to travel away from his office in the course of discharging his responsibilities or duties hereunder more than thirty (30) consecutive calendar days or an aggregate of more than ninety (90) calendar days in any consecutive three hundred sixty-five (365) calendar-day period without, in either case, his prior consent; or (v) failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to McGee, expressly to assume and agree to perform the Severance Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

         Under the terms of the Severance Agreement, Termination for Cause means that McGee is involuntarily terminated from employment based upon his commission of any of the following: (i) an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company or the Bank; (ii) intentional wrongful damage to property of the Company or the Bank; (iii) intentional wrongful disclosure of trade secrets or confidential information of the Company or the Bank; (iv) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order; or (v) intentional breach of fiduciary duty owed to the Company or the Bank involving personal profit, provided, that no act, or failure to act, on the part of McGee is to be deemed "intentional" unless done, or omitted to be done, by McGee not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or the Bank.

         Should McGee die prior to full payment of all benefits due under the Severance Agreement, payment of any remaining benefits is to be made to his beneficiaries designated in writing, or, if no designation is made, to his estate. The Company has no obligation to reserve funds to fulfill its obligations under the Severance Agreement, and the Company has not elected to reserve any funds for such purpose. The Severance Agreement terminates on the earlier of (i) McGee's sixty-fifth (65th) birthday, (ii) the fifth anniversary of the first event that constitutes a Change in Control, or (iii) the fifth anniversary of the date of execution of the Severance Agreement, provided, however, that the Severance Agreement will not terminate pursuant to subsection
(iii) unless either party to the Severance Agreement notifies the other party prior to such anniversary date of such agreement that the Severance Agreement is to be terminated in accordance with subsection (iii). Upon such notice, the termination date set forth in subsection (iii) is to be determined as if the Severance Agreement had been executed on the immediately preceding anniversary date of execution of the Severance Agreement.

Non-Qualified Deferred Compensation Plan
----------------------------------------

         On November 18, 1998, the Bank adopted the Citizens National Bank Non-Qualified Deferred Compensation Plan ("Deferred Compensation Plan"), effective January 1, 1998, to permit certain select management employees of the Bank to defer the payment of a percentage of their compensation and to provide for certain contributions by the Bank to augment such employees' retirement income in addition to what is provided for under the tax qualified plans of the Bank. The Deferred Compensation Plan is administered by the Bank.

         Persons eligible to participate in the Deferred Compensation Plan are determined by the Chairman of the Compensation Committee or the President of the Bank. Participants may elect to defer up to fifty percent (50%) of compensation. In addition to participant deferral elections, the Bank may, in the discretion of the Board of Directors, make a matching or non-matching contribution each plan year. A separate account is maintained for each participant in the plan to which participant deferrals and contributions made by Bank are credited. These accounts are held in an irrevocable grantor trust maintained by the Bank, however the trust remains subject to the general creditors of the Bank.

         Amounts deferred at the election of the participant are immediately fully vested. Contributions made by the Bank become vested in a participant's account over a five-year period based on the number of years of service the participant completes with Bank. All contributions become fully vested upon retirement, disability, death or upon a change in control of the Bank or the Company. Payment under the Deferred Compensation Plan is made in either a single cash lump sum or in annual payments over a period of years as selected by the participant.

         This summary is qualified in its entirety by the text of the Citizens National Bank Non-Qualified Deferred Compensation Plan.

1998 Performance and Retention Plan
-----------------------------------

         On November 18, 1998, the Bank adopted the Citizens National Bank 1998 Performance and Retention Plan (the "PAR Plan"), effective January 1, 1998, for the purpose of providing incentive compensation opportunities to certain key employees for their past and future services to the Bank and to offer such key employees an inducement to remain as employees. In addition, the PAR Plan is intended to offer an inducement to secure the services of other persons capable of fulfilling key positions by providing incentive compensation opportunities.

         The PAR Plan grants Performance and Retention Units ("PARs") to key employees of the Bank as selected by the committee, which administers the PAR Plan. The PARs entitle participants to a cash payment equal to the amount by which the final PAR value exceeds the grant PAR value over the course of the performance period. The grant PAR value is determined by the committee at the beginning of the performance period and is set out in the PAR agreement executed by the Bank and the participant. The final PAR value is determined based upon the performance of financial and non-financial performance goals set by the committee at the beginning of the performance period and is related to the appreciation in the value of the greater of (i) return on assets or (ii) net income after tax at the Bank (before PAR payment of the Bank).

         Upon a participant's termination of employment, other than due to death, disability, retirement, involuntary termination or termination for good reason, any outstanding PAR shall terminate and no further accrual shall occur. If a participant is terminated for cause, payment of the PAR, including any accrued portion is immediately forfeited. Payment of PARs shall be made following the close of the applicable performance period.

         This summary is qualified in its entirety by the text of the Citizens National Bank 1998 Performance and Retention Plan.

Employee Severance Protection Plan
----------------------------------

         On November 18, 1998, the Bank adopted the Citizens National Bank Employee Severance Protection Plan ("Severance Plan"), effective January 1, 1998, for the purpose of retaining the services of the bank's key officers in the event of a threat of a change in control of the Bank and to ensure their continued dedication and efforts in such event without undue concern for their personal financial and employment security. Persons participating in the bank's PAR Plan also participate in the Severance Plan.

         If a change in control of the Bank has occurred and within 90 days before or two years after the change in control the participant's employment with the Bank terminates for any reason (other than (i) for cause, (ii) by reason of disability, (iii) termination by the participant other than for good reason, or (iv) for death), the participant is entitled to certain severance benefits. Severance benefits include (a) not less than 24 nor more than 52 weeks' salary, depending upon years of services, age and level of base compensation, plus an amount equal to the employee's bonus which could have been paid under the Bank's bonus plan, assuming attainment of all performance targets, (b) six months of continued life insurance, disability plan benefits, medical and dental benefits which were provided to the participant at the time of termination, (c) immediate vesting of all "Performance and Retention Units" under the PAR Plan and full vesting in all other non-qualified benefit plans and compensation plans.

         In the event it is determined that any payment or distribution of any type by the Bank to or for the benefit of a participant, whether paid or payable or distributed or distributable pursuant to the terms of the Severance Plan or otherwise would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties with respect to such excise tax, then the participant's payments shall be capped at 2.99 times the participant's average annual compensation during a period as specified in Section 280G of the Code so that the participant will not be liable for assessment of an excise tax on the payment of any termination amounts.

         This summary is qualified in its entirety by the text of the Citizens National Bank Employee Severance Protection Plan.

Independent Accountants
-----------------------

         The accounting firm of McGladrey & Pullen, LLP ("M&P"), has been selected as the Company's independent accountants for the year ending December 31, 2001. Fisk &Robinson served as the Company's independent accountants for the year ended December 31, 2000. Representatives of M&P are expected to be present at the Meeting with opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

         On October 12, 2001, Henderson Citizens Bancshares, Inc. was notified that the partners and employees of Fisk & Robinson, P.C. had joined McGladrey & Pullen, LLP, that the accounting firm of Fisk & Robinson, P.C. ("F&R") would no longer provide auditing services and, therefore, such firm would no longer be the independent auditor for the Company. McGladrey & Pullen, LLP was subsequently appointed as the Company's new auditor.

         The auditor's report from F&R for the Company's past fiscal year ended December 31, 2000 (years prior to 2000 were audited by other auditors) did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to engage McGladrey & Pullen, LLP was approved by the board of directors of the Company.

         During the Company's two most recent fiscal years and the subsequent interim period preceding the change, there have been no disagreements with F&R on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures.

         The Company provided F&R with a copy of the above disclosures in response to Item 304 (a) of Regulation S-K in conjunction with the filing of a Form 8-K dated October 26, 2001. The Company requested that F&R provide the Company with a letter addressed to the Securities and Exchange Commission stating whether it agreed with the statements made by the Company in response to
Item 304 (a) of Regulation S-K, and if not, stating the respects in which it does not agree. On October 26, 2001, F&R responded in a letter that they were in agreement with the Company's statements included in its Form 8-K dated October 26, 2001.

         On April 19, 2000, the Board of Directors of the Company elected to terminate the audit services of the firm of KPMG, LLP ("KPMG") and appoint F&R to serve as the Company's independent accountants for its fiscal year ending December 31, 2000. On April 28, 2000, the Company notified KPMG of its dismissal, and by letter dated June 15, 2000, which was acknowledged by the Company on February 13, 2001, the Company formally engaged F&R as the Company's independent accountants for its fiscal year ending December 31, 2000.

         KPMG audited the Company's financial statements for the fiscal year ended December 31, 1999. KPMG's report on the Company's financial statements for the fiscal year ended December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended December 31, 1999 and subsequent interim periods through April 19, 2000, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

         During the fiscal year ended December 31, 1999, and the interim period from January 1, 2000 through June 15, 2000, the Company did not consult with F&R regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or any matter that was either the subject of a disagreement or a reportable event, as such terms are defined by applicable regulations of the Securities and Exchange Commission.

                              CERTAIN TRANSACTIONS

         The Bank has had, and is expected to have in the future, banking transactions in the ordinary course of business with certain of the Company's and the Citizen Bank's respective directors, executive officers and their "associates." Management of the Company and the Bank believe that all such loans have been made on substantially the same terms as those prevailing at the time for comparable transactions, including interest rates and collateral, with other persons and do not involve more than the normal risk of collectability or present other unfavorable features, and that all such loans are believed to be in compliance with the Financial Institutions Regulatory and Interest Rate Control Act of 1978. See THE COMPANY CONSOLIDATED FINANCIAL STATEMENTS, Footnote 3, reflected in the 2001 Annual Report on Form 10-K.

                                  OTHER MATTERS

         The Company's Board of Directors is not aware of any additional matters to be presented for action at the Meeting. Should any additional matters come before the Meeting, the persons acting pursuant to the enclosed proxy will vote all proxies with respect to such matters in accordance with their best judgment.

                                  ANNUAL REPORT

         The Company will, upon written request, provide after April 1, 2002, without charge, a copy of the annual report on Form 10-K for 2001 as filed with the Securities and Exchange Commission to any shareholder to whom this proxy statement is sent. Requests should be made to Henderson Citizens Bancshares, Inc., Attn: Chief Financial Officer, P. O. Box 1009, Henderson, Texas, 75653-1009. Any exhibit will be provided on request upon payment of the reasonable expenses of furnishing the exhibit.

HENDERSON CITIZENS            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
BANCSHARES, INC.              DIRECTORS. The undersigned hereby appoints Billy
201 WEST MAIN STREET          Crawford and Bonnie Vaughn, and each of them (with
P.O. BOX 1009                 full power to act alone), as proxies, each with
HENDERSON, TEXAS 75653-1009   the power to appoint his or her substitute, and
                              hereby authorizes each of them to represent and vote, as designated below, all of the shares of common stock, par value $5.00 ("the Common
                              Stock"), of Henderson Citizens Bancshares, Inc.
                              ("the Company"), held of record by the undersigned on March 1, 2002 at the annual meeting of shareholders of the Company to be held on April 9, 2002, and at any adjournment(s) thereof ("the
                              Meeting").

1. PROPOSAL TO ELECT AS DIRECTORS THE PERSONS LISTED BELOW TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED:

     David Alford           __________  Landon Alford           __________   R.M. Ballenger         __________
     Stayton M. Bonner, Jr. __________  D. J. Burks             __________   Billy Crawford         __________
     Sheila Smith Gresham   __________  James Michael Kangerga  __________   Milton S. McGee, Jr.   __________
     J. Mark Mann           __________  Charles H. Richardson   __________   Tony Wooster           __________
     William E. Wylie       __________

     _____ GRANT AUTHORITY TO VOTE          _____  WITHHOLD AUTHORITY TO VOTE
           FOR ALL OF THE ABOVE                    FOR ALL OF THE ABOVE

    [Instructions: In order to grant authority to vote for some but not all of the above, strike through the names of those for whom you do not wish to vote and then check the first box to grant authority to vote for those remaining. If you wish to cumulate the votes owned by you and give one candidate as many votes as the number of nominees for director multiplied by the number of your shares, or distribute such votes on the same principle among as many candidates as you deem appropriate, fill in the line next to each nominee's name with the number of votes for that nominee.]

2. TO AUTHORIZE THE PROXIES TO VOTE, IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

     _____  GRANT AUTHORITY            _____  WITHHOLD AUTHORITY

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND THE PROXY WILL BE VOTED BY THE PROXIES IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. In the event cumulative voting is exercised by one or more shareholders, and unless otherwise directed, the proxies shall have the authority to cumulate the votes represented by this proxy in their sole discretion.

Please sign this proxy exactly as your name appears hereon. When joint tenants hold shares, both owners should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian or custodian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                      __________________________________________
                                      Printed Name

                                      __________________________________________
                                      Signature

                                      __________________________________________
                                      Signature, if held jointly

                                      Dated:______________________________, 2002